EXHIBIT 4.1
PURCHASE AGREEMENT
     THIS PURCHASE AGREEMENT (this “Agreement”) is made as of the 11th day of September, 2009, by and between Telvent GIT, S.A. (the “Company”), a sociedad anonima organized under the laws of the Kingdom of Spain, with its principal offices at Valgrande, 6, 28108 Alcobendas, Madrid, Spain, and Telvent Corporation, S.L., a sociedad de responsibilidad limitada organized under the laws of the Kingdom of Spain, with its principal offices at Valgrande, 6, 28108 Alcobendas, Madrid, Spain (the “Seller”).
     WHEREAS, the Company desires to acquire 370,962 of the ordinary shares (the “Shares”), nominal value € 3.00505 per share (the “Ordinary Shares”), of the Company held by the Seller; and
     WHEREAS, Seller is willing to sell the Shares to the Company, on the terms and subject to the conditions set forth herein;
     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Seller agree as follows:
     SECTION 1. Authorization of Sale and Purchase of the Shares. Subject to the terms and conditions of this Agreement, the Seller has authorized the sale of the Shares to the Company and the Company has authorized the purchase thereof from the Seller.
     SECTION 2. Agreement to Sell and Purchase the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3), the Seller shall sell to the Company and the Company shall buy from the Seller, upon the terms and conditions hereinafter set forth, the Shares, at the price of U.S. $18.50 per Share, for an aggregate purchase price of U.S. $6,862,797 equivalent to € 4,706,993.82 using the closing USD/€ exchange rate on September 10, 2009 of 1.458 USD/€ (the “Purchase Price”)
     SECTION 3. Delivery of the Shares at the Closing.
          3.1 The Closing.
          (a) The completion of the purchase and sale of the Shares (the “Closing”), shall occur on a date designated by the Company and the Seller, but no later than September 25, 2009 (the “Closing Date”).
          (b) At the Closing, the Company shall deliver, in immediately available funds, the full amount of the Purchase Price by wire transfer to an account designated by the Seller and the Seller shall cause to be delivered to the Company at the Closing (or as soon thereafter as is reasonably practicable) one or more share certificates registered in the name of the Company, or in such nominee name(s) as designated by the Company in writing, representing the Shares and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 promulgated thereunder.
          (c) The Seller’s obligation to complete the purchase and sale of the Shares and deliver such share certificate(s) to the Company at the Closing shall be subject to the following conditions, either of which may be waived by the Seller: (a) receipt by the Seller of same-day funds in the full amount of the Purchase Price; and (b) the accuracy of the representations and warranties made herein by the Company as of the date hereof and the Closing Date. The Company’s obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to following conditions, either of which may be waived by the Company: (a) the accuracy of the representations and warranties made herein by the Seller as of the date hereof and the Closing Date; and (b) the Company’s receipt of the proceeds of a loan in the principal amount of not less than the Purchase Price and on terms and conditions satisfactory to the Company, in its sole discretion.
     SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Seller that the representations, warranties and statements contained in this Section 4 are true and correct as of the date hereof.
          4.1 Organization and Qualification. The Company is a sociedad anonima duly organized, existing, established, and in good standing under the laws of the Kingdom of Spain and is duly qualified as a foreign corporation to transact business in each jurisdiction in which qualification is required, except where failure to so qualify would not result in a material adverse effect on the business or operations of the Company.
          4.2 Organization; Validity; Enforcement. (i) The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Company for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, may be limited by Spanish, U.S. federal or U.S. state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Company from entering into or engaging in any of the transactions contemplated by this Agreement.
          4.3 Market Price of Ordinary Shares. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that would reasonably be expected to constitute, the stabilization or manipulation of the market price of the Ordinary Shares to facilitate the sale or resale of the Shares.
     SECTION 5. Representations, Warranties and Covenants of the Seller. The Seller hereby represents and warrants to, and covenants with, the Company that the representations, warranties and statements contained in this Section 5 are true and correct as of the date hereof.
          5.1 Information Available to Seller. The Seller has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to sell the Shares and to ask questions of, and receive answers from, the Company concerning such information.
          5.2 Organization and Qualification. The Seller is a sociedad de responsibilidad limitada duly organized, existing, established, and in good standing under the laws of the Kingdom of Spain and is duly qualified as a foreign corporation to transact business in each jurisdiction in which qualification is required, except where failure to so qualify would not result in a material adverse effect on the business or operations of the Seller.
          5.3 Organization; Validity; Enforcement. (i) The Seller has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Seller and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Seller or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Seller is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Seller, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Seller for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, may be limited by Spanish, U.S. federal or U.S. state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Seller from entering into or engaging in any of the transactions contemplated by this Agreement.

          5.4 Shares. The Seller owns the Shares free and clear of (i) any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended); and (ii) any and all liens, pledges, security interests or other encumbrances, charge or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership or any option, right of first refusal, pre-emptive right, or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agree to give any of the foregoing in the future.
     SECTION 6. Survival. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties, covenants and agreements made by the Company and the Seller herein shall survive the execution of this Agreement, the delivery to the Company of the Shares being purchased and the payment therefor.
     SECTION 7. Indemnification.
          7.1 The Company agrees to indemnify and hold harmless the Seller and all of its shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements but excluding consequential, punitive, indirect, exemplary damages or any damages measured by lost profits or a multiple of earnings (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement.
          7.2 The Seller agrees to indemnify and hold harmless the Company and all of its shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements but excluding consequential, punitive, indirect, exemplary damages or any damages measured by lost profits or a multiple of earnings (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Seller in this Agreement, or (b) any breach of any covenant, agreement or obligation of the Seller contained in this Agreement.
     SECTION 8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be as addressed as follows:

          if to the Company, to:
Telvent GIT, S.A.
Valgrande, 6
28108, Alcobendas, Madrid, Spain
Attention: Lidia Garcia Paéz
Facsimile: 34-91-714-7001
With a copy by e-mail: lgarcia@telvent.com
with a copy (which shall not constitute a notice) to:
Squire, Sanders & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
Attention: Laura D. Nemeth
Facsimile: 216-479-8552
E-mail: lnemeth@ssd.com
or to such other person at such other place as the Company shall designate to the Seller in writing; and
          if to the Seller, to:
Telvent Corporation, S.L.
Valgrande, 6
28108, Alcobendas, Madrid, Spain
Attention: Miguel Angel Jimenez
Facsimile: +34 (954) 937 002
With a copy by e-mail: majimenez@abenoga.com
or to such other person at such other place as the Seller shall designate to the Company in writing.
     SECTION 9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Seller. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.
     SECTION 10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
     SECTION 11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 12. Governing Law. This Agreement is to be construed in accordance with and governed by the laws of the Kingdom of Spain.
     SECTION 13. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.
     SECTION 14. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Seller makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.
     SECTION 15. Fees and Expenses. Except as set forth herein, each of the Company and the Seller shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.
     SECTION 16. Parties. This Agreement is made solely for the benefit of and is binding upon the Seller and the Company and, to the extent provided in Section 7 hereof, any person controlling the Company or the Seller, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement.
     SECTION 17. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.
     SECTION 18. Construction.
     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
     (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”.

     (d) Except as otherwise indicated, all references in this Agreement to “Sections”, “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement. The term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Madrid, Spain are authorized or required by law to remain closed.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

TELVENT GIT, S.A.
By:	/s/ Barbara Zubiria
	Name:	Barbara Zubiria
Its: Attorney in Fact

And by:	/s/ Lidia Garcia
	Name:	Lidia Garcia
Its: Attorney in Fact

TELVENT CORPORATION, S.L.
By:	/s/ Miguel Angel Jimenez
	Name:	Miguel Angel Jimenez
Its: Attorney in Fact